As filed with the Securities and Exchange Commission on April 13, 2006    Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SVB FINANCIAL GROUP

(Exact name of registrant as specified in its charter)

Delaware	91-1962278
(State of Incorporation)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, California 95054

(Address of principal executive offices)

Amended and Restated Silicon Valley Bancshares 1997 Equity Incentive Plan

(Full title of the plan)

Kenneth P. Wilcox
Chief Executive Officer
SVB FINANCIAL GROUP
3003 Tasman Drive, Santa Clara, California 95054
(408) 654-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Annie Loo
Senior Counsel
SVB Financial Group
3003 Tasman Drive
Santa Clara, California 95054
(408) 654-7400

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $.001 per share)	750,000 shares	$ 52.80	$ 39,600,000	$ 4237.20

(1)                                  This Registration Statement shall cover any additional shares of Common Stock which become issuable under the Plan that is the subject of this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)                                  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq National Market on April 12, 2006.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8 NO. 333-28185 AND THE POST
EFFECTIVE AMENDMENT NO. 1 THERETO AND THE CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8 NO. 333-39680, NO. 333-59590,
NO. 333-92410, NO. 333-108434 and NO. 333-118091.

The contents of Registration Statement on Form S-8 No. 333-28185 filed with the Securities and Exchange Commission on May 30, 1997 and Post Effective Amendment No. 1 to Form S-8 No. 333-28185 filed with the Securities and Exchange Commission on April 28, 1999, and the contents of Registration Statements on Form S-8 No. 333-39680, No. 333-59590, No. 333-92410, No. 333-108434 and No. 333-118091 filed with the Securities and Exchange Commission on June 20, 2000,  April 26, 2001, July 15, 2002, September 2, 2003 and August 10, 2004 respectively, are incorporated by reference herein.

Item 5. Interests of Named Experts and Counsel

The validity of the shares offered hereby will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.  Larry W. Sonsini, one of our directors, who receives compensation for his services as a director, is the chairman of Wilson Sonsini Goodrich & Rosati.

Item 9. Undertakings

(a)  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)1(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

(4)                                  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)  If the registrant is relying on Rule 430B of the Securities Act:  (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b)  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)                                  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBITS

Exhibit Number		Description

5.1		Opinion of Wilson Sonsini Goodrich & Rosati, PC

23.1		Consent of Independent Registered Public Accounting Firm

23.2		Consent of Wilson Sonsini Goodrich & Rosati, PC is contained in Exhibit 5.1 to this Registration Statement

24.1		Power of Attorney is contained on the signature pages

99.1	(1)	Amended and Restated Silicon Valley Bancshares 1997 Equity Incentive Plan

(1)  Incorporated by reference from Appendix B with corresponding title from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed March 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on April 13, 2006.

SVB FINANCIAL GROUP

By:	/s/ Ken Wilcox
Ken Wilcox
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ken Wilcox, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth P. Wilcox	President, Chief Executive	April 13	, 2006
KENNETH P. WILCOX	Officer and Director (Principal Executive Officer)

/s/ Jack Jenkins-Stark	Chief Financial Officer	April 13	, 2006
JACK JENKINS-STARK	(Principal Financial Officer)

/s/ Donal D. Delaney	Controller	April 13	, 2006
DONAL D. DELANEY	(Principal Accounting Officer)

/s/ Alex W. Hart	Chairman of the Board	April 13	, 2006
ALEX W. HART

/s/ Eric A. Benhamou	Director	April 13	, 2006
ERIC A. BENHAMOU

/s/ David M. Clapper	Director	April 13	, 2006
DAVID M. CLAPPER

/s/ Roger F. Dunbar	Director	April 13	, 2006
ROGER F. DUNBAR

/s/ Joel P. Friedman	Director	April 13	, 2006
JOEL P. FRIEDMAN

/s/ G. Felda Hardymon	Director	April 13	, 2006
G. FELDA HARDYMON

/s/ C. Richard Kramlich	Director	April 13	, 2006
C. RICHARD KRAMLICH

/s/ James R. Porter	Director	April 13	, 2006
JAMES R. PORTER

/s/ Michaela K. Rodeno	Director	April 13	, 2006
MICHAELA K. RODENO

/s/ Larry W. Sonsini	Director	April 13	, 2006
LARRY W. SONSINI

EXHIBIT INDEX

Exhibit Number		Description

5.1		Opinion of Wilson Sonsini Goodrich & Rosati, PC

23.1		Consent of Independent Registered Public Accounting Firm

23.2		Consent of Wilson Sonsini Goodrich & Rosati, PC is contained in Exhibit 5.1 to this Registration Statement

24.1		Power of Attorney is contained on the signature pages

99.1	(1)	Amended and Restated Silicon Valley Bancshares 1997 Equity Incentive Plan

(1)  Incorporated by reference from Appendix B with corresponding title from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed March 16, 2005.